SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                       ENVIRONMENTAL ELEMENTS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:



________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:



________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:



________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:



________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                 EEC
                 technology
                    competence
                      experience
                         commitment

                       GRAPHIC HERE

                 A breath of fresh air. (TM)


                          NOTICE OF 1999 ANNUAL MEETING
                               AND PROXY STATEMENT
                                       FOR
                       ENVIRONMENTAL ELEMENTS CORPORATION

                                   IMPORTANT:
                 PLEASE MARK, SIGN, AND DATE YOUR PROXY CARD AND
                  PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

   ENVIRONMENTAL
   ELEMENTS
   C O R P O R A T I O N

                                                    June 28, 1999

   TO OUR STOCKHOLDERS:

   You are cordially invited to attend this year's Annual Meeting of Stockholders, to be held Friday, July 30, 1999 at 9:00 a.m., at the Environmental Elements Corporation headquarters in Baltimore, Maryland. Holders of Common Stock will elect three directors for a three-year term and vote on the selection of auditors.

   In order to ensure maximum stockholder representation, I URGE EACH OF YOU, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, TO SIGN YOUR PROXY, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.



                                                    Sincerely yours,




                                                    E. H. Verdery
                                                    Chairman of the Board and
                                                    Chief Executive Officer

                       ENVIRONMENTAL ELEMENTS CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD FRIDAY, JULY 30, 1999


   To the Stockholders of Environmental Elements Corporation:

   Notice is hereby given that the 1999 Annual Meeting of Stockholders of Environmental Elements Corporation, a Delaware corporation (the "Company"), will be held at 9:00 a.m. (Eastern Daylight Time) on Friday, July 30, 1999 at the offices of the Company, 3700 Koppers Street, Baltimore, Maryland 21227, for the following purposes:


         1. To elect three directors for a three-year term and until their successors are duly elected and qualified.

         2. To vote upon a proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company's 2000 fiscal year.

         3. To transact such other business as may properly come before the meeting.


         The Board of Directors has fixed the close of business on June 4, 1999, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.

   To assure representation of your shares, YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO COMPLETE, DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

   If your shares are held of record by a broker, bank, or other nominee and you wish to vote your shares at the meeting, you must obtain and bring to the meeting appropriate authorization from the broker, bank, or other nominee authorizing you as beneficial owner to vote the shares directly.


                                             By Order of the Board of Directors,




                                             John C. Nichols,  Secretary

Baltimore, Maryland
June 28, 1999

                         ENVIRONMENTAL
                         ELEMENTS
                         C O R P O R A T I O N


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

   The proxy accompanying this Proxy Statement is solicited by the Board of Directors of Environmental Elements Corporation (the "Company"). All proxies in the accompanying form, which are properly executed and duly returned, will be voted in accordance with the instructions at the Annual Meeting of Stockholders to be held on Friday, July 30, 1999 at 9:00 a.m., at the principal offices of the Company, 3700 Koppers Street, Baltimore, Maryland, 21227, for the purposes set forth in the accompanying Notice of Meeting.

   This proxy statement and the enclosed form of proxy will be mailed to stockholders on or about June 28, 1999.

                       VOTING AND SOLICITATION OF PROXIES

   Only holders of record of the Company's Common Stock at the close of business on June 4, 1999 will be entitled to notice of and to vote at the meeting. On that date there were issued and outstanding 7,092,205 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters to come before the meeting.

   The cost of soliciting proxies will be borne by the Company. In addition to the use of mails, officers, directors, and regular employees of the Company may solicit proxies personally or by telephone or telegraph. The Company also intends to reimburse brokerage firms, banks, custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy material to their principals.

   The holders of a majority of the total shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. The affirmative vote of a plurality of the total votes cast in person or by proxy at the meeting is required for the election of a director. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. Abstentions and broker non-votes will not count as votes for or against a nominee for director. The affirmative vote of a majority of shares entitled to vote and represented in person or by proxy at the meeting is required for approval of the appointment of independent public accountants. Abstentions and broker non-votes have the effect of votes against such appointment and approval. A broker non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

   It is important that your proxy be returned promptly. Therefore, whether or not you plan to attend in person, you are urged to execute and return your proxy, to which no postage need be affixed if mailed in the United States. The proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking such proxy or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

                                     ITEM 1
                              ELECTION OF DIRECTORS

   The membership of the Company's Board of Directors is classified into three classes. Each year the directors in one class are elected to serve for a term of three years. The three directors serving in Class III, F. Bradford Smith, last elected at the 1996 Annual Meeting, Samuel T. Woodside, appointed December 12, 1996 and James S. Potts, appointed on August 1, 1997 and have terms expiring at the 1999 Annual Meeting.

   In the absence of instructions to the contrary, the shares represented by properly executed proxies will be voted in favor of the election of Mr. Smith, Mr. Potts, and Mr. Woodside, who are recommended by the Board of Directors and have consented to be named and to serve if elected. The directors elected will hold office until the Annual Meeting in 2002, or until their successors are duly elected and qualified. If any nominee is unable to serve, an event which management does not anticipate, the proxies reserve the right to vote for substitute nominees.

   Certain information regarding the nominees for election as directors at this year's Annual Meeting is set forth below.

                          PRINCIPAL OCCUPATION                                    DIRECTOR
NAME                     DURING THE PAST FIVE YEARS                                 SINCE      AGE
F. Bradford Smith     Chairman of the Board from October 1, 1995 through March      1983        56
                      10, 1997; Chief Financial Officer from March 29, 1996
                      through March 31, 1997 and from 1983 through October,
                      1990; Chief Executive Officer of the Company from 1990
                      through October 1, 1995; President of the Company from
                      1988 through 1995.

James S. Potts        Board member since August 1, 1997; Vice President -           1997        54
                      Environment of Potomac Electric Power Company, a utility,
                      and responsible for environmental planning and compliance
                      with respect to the operation and maintenance of that
                      company's generating stations, since April 1993.

Samuel T. Woodside    Board member since December 12, 1996; President and Chief     1996        46
                      Executive Officer of Energy Controls International, an
                      energy controls manufacturer and service provider, since
                      1997; President and Chief Executive Officer of E.I.L.
                      Instruments, Inc., an instrument distributor and
                      manufacturer, from 1985 through 1997.

(LISTING CONTINUED ON NEXT PAGE)

                         DIRECTORS CONTINUING IN OFFICE

   Certain information regarding members of the Board of Directors who are not standing for election at this year's Annual Meeting is set forth below.

                                                                                                CLASS AND
                                                                                                 YEAR IN
                          PRINCIPAL OCCUPATION                                    DIRECTOR     WHICH TERM
NAME                     DURING THE PAST FIVE YEARS                                 SINCE      WILL EXPIRE      AGE
E. H. Verdery         Chairman of the Board of Directors since March 10, 1997;      1995         I 2000          53
                      President and Chief Executive Officer of the Company since
                      October 1, 1995; Chief Operating Officer and Executive
                      Vice President of the Company from 1993 through October 1,
                      1995; President of Asea Brown Boveri's (ABB) Power Plant
                      Control Division from 1991 through 1992.

Richard E. Hug        Chairman Emeritus since October 1, 1995; Chairman of the      1983        II 2001          64
                      Board of the Company from 1988 through October 1, 1995;
                      President and Chief Executive Officer of the Company from
                      1983 through, respectively, 1988 and 1990.

John C. Nichols       Secretary of the Company since July, 1983; Senior Vice        1983         I 2000          68
                      President of the Company from July, 1983 through June,
                      1996; General Counsel of the Company from 1989 through
                      March, 1994; President and Chief Executive Officer of
                      Environmental Elements Service Corporation, a subsidiary
                      of the Company, from December, 1992 through June, 1994.

Barry Koh             Board member since August 1, 1997; Chief Executive Officer    1997         I 2000          60
                      of B. Koh & Associates, Inc., a provider of consultation
                      and project management services for environmental
                      restoration and radioactive waste management projects,
                      since August 1991.

              CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS
                           AND COMMITTEES OF THE BOARD

   During the fiscal year ended March 31, 1999, the Board of Directors met ten times one of which was via a teleconference call. Each Director attended 75% or more of the combined number of meetings of the Board of Directors and of any committees of the Board on which such Director served.

   The Board of Directors has an Audit Committee, a Compensation Committee and a Strategic Planning Committee. Three meetings of the Audit Committee, two meetings of the Compensation Committee, and one meeting of the Strategic Planning Committee were held during the 1999 fiscal year and strategic planning is now handled by the entire Board of Directors.

   The Audit Committee consists of Messrs. Potts, Hug, Woodside, and Smith. The Audit Committee is charged with reviewing and examining reports of management and of the Company's independent public accountants; evaluating internal accounting controls, audit results and financial reporting procedures; recommending the engagement and continuation of engagement of the Company's independent public accountants; and meeting with, reviewing and considering recommendations of the independent public accountants.

   The Compensation Committee consists of Messrs. Woodside, Hug, Smith, and Koh. The Compensation Committee reviews the performance of the principal officers of the Company; annually reviews and recommends to the Board of Directors the level of salaries and other compensation for such officers; periodically reviews the main elements of the Company's incentive compensation and employee benefit programs (including stock option plans) and makes recommendations with respect to the establishment of new plans; and grants to eligible employees and other individuals' options to purchase Common Stock of the Company in accordance with the terms of the applicable plan and interprets and administers such plans.

   The Company does not have a Nominating Committee.

   Directors who are employees of the Company (Mr. Verdery) receive no additional compensation for services as a director. Directors not so employed receive an annual retainer of $12,000, paid in the form of the Common Stock of the Company, and fees of $1,000 for each Board meeting attended and $500 for each committee meeting attended.

                               SECURITY OWNERSHIP

   The following table sets forth information, as of June 4, 1999 as to the beneficial ownership of Common Stock of the Company (including shares which may be acquired within sixty days of June 4, 1999 pursuant to stock options) of each director of the Company, the executive officers appearing in the Summary Compensation Table, all directors and executive officers as a group, and all persons or entities known to the Company to own five percent of the Company's Common Stock.

                                        SHARES OF COMMON STOCK     PERCENTAGE
NAME OF OWNER                           BENEFICIALLY OWNED(1)       OF CLASS

Richard E. Hug                                  848,640               12.0%
F. Bradford Smith                               672,434(2)             9.5%

State of Wisconsin Investment Board             598,200(3)             8.4%
P.O. Box 7842
Madison, Wisconsin  53707

Dimensional Fund Advisors Inc.                  321,700(4)             4.5%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

E. H. Verdery                                   199,920(5)             2.8%
John C. Nichols                                 145,278                2.0%
S. Michael Dunseith                              67,500(6)              * %
Samuel T. Woodside                               15,344                 * %
James B. Sinclair                                15,000(7)              * %
Barry Koh                                        10,697                 * %
James S. Potts                                    9,697                 * %

All directors and executive officers as a
group (9 persons)                             1,984,510(8)            28.0%

* Holdings represent less than 1% of the stock outstanding.

(NOTES CONTINUED ON NEXT PAGE.)

   (1) Unless otherwise indicated, the address of all directors and executive officers is 3700 Koppers Street, Baltimore, Maryland 21227. Unless otherwise indicated, all shares are held with sole voting and sole investment power. The figures for Messrs. Verdery, Dunseith and Sinclair exclude 4,270, 2,957 and 559 shares, respectively, held for their accounts under the Company's 401(k) Retirement Savings Plan as of March 31, 1999.

   (2) Includes 116,482 shares held by a profit sharing plan of which Mr. Smith is co-trustee and beneficiary and held by a Uniform Gift to Minors Act Trust of which Mr. Smith's spouse is trustee. Excludes 115,000 shares, as to which the director has sole voting power, by irrevocable proxy with respect to 30,000 shares and revocable proxy with respect to 85,000 shares and as to which the director disclaims beneficial ownership.

   (3) State of Wisconsin Investment Board has reported on an amended Schedule 13G filed on January 16, 1999, that it has sole voting power and sole dispositive power with respect to 598,200 shares.

   (4) Dimensional Fund Advisors Inc., a registered investment advisor ("Dimensional") reported on an amended Schedule 13G filed on February 11, 1999, that it is deemed to have beneficial ownership of 321,700 shares of Environmental Elements Corporation stock as of that date, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

   (5) Represents options to purchase 199,920 shares of Common Stock under the Stock Option Plan which are exercisable within 60 days of June 4, 1999.

   (6) Represents options to purchase 67,500 shares of Common Stock under the Stock Option Plan which are exercisable within 60 days of June 4, 1999.

   (7) Represents options to purchase 15,000 shares of Common Stock under the Stock Option Plan which are exercisable within 60 days of June 4, 1999.

   (8) Excludes 7,787 shares represented by vested interests under the Company's 401(k) Retirement Savings Plan. Includes the 231,482 shares described in footnote 2, 199,920 shares described in footnote 5, 67,500 shares described in footnote 6, and 15,000 shares described in footnote 7.


   Pursuant to a restrictive stock agreement between the Company, Messrs. Hug, Smith, Legg Mason, Inc., and Raymond A. Mason, a party who receives an offer to purchase any shares of Common Stock which the party intends to accept must offer such shares to the Company at the same price and on the same terms offered by the prospective buyer. If the Company or an assignee of the Company exercises this right to purchase, it must purchase all, but not less than all, of the shares proposed to be sold. If the Company (or its assignee) does not exercise the purchase right, the stockholder may transfer his or its shares pursuant to the offer. The agreement contains exceptions to the transfer restrictions for gifts to family members or affiliated parties and sales made in accordance with Rule 144 under the Securities Act of 1933.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

   The following table sets forth all compensation paid or allocated for services rendered in all capacities during the fiscal years ended March 31, 1999, 1998, and 1997 to the Company's Chief Executive Officer, and to the executive officers of the Company.

                                        SUMMARY COMPENSATION TABLE
                             -----------------------------------------------
                                                                   LONG TERM
                                                                     COMP.
                                    ANNUAL COMPENSATION              AWARDS
                             -----------------------------------------------
     NAME AND                                                       OPTIONS       ALL OTHER
PRINCIPAL POSITION           YEAR   SALARY(1)   BONUS(2)   OTHER      (#)       COMPENSATION(3)
-----------------------------------------------------------------------------------------------
E. H. VERDERY(4)             1999   $248,846   $50,000     $0       49,600(7)     $18,183
Chairman of the Board and    1998   $219,558   $30,000     $0            0         $3,286
Chief Executive Officer      1997   $200,000   $10,000     $0       50,000         $2,986
-----------------------------------------------------------------------------------------------
S. MICHAEL DUNSEITH(5)       1999   $174,615   $40,000     $0       29,000(8)      $3,424
Senior Vice President of     1998   $165,000   $35,000     $0       35,000         $3,148
Operations                   1997   $143,050        $0     $0       25,500         $  476
-----------------------------------------------------------------------------------------------
JAMES B. SINCLAIR(6)
Vice President and           1999   $124,615   $26,000     $0       25,000(9)      $2,299
Chief Financial Officer      1998    $97,308   $15,000     $0       25,000         $  792
-----------------------------------------------------------------------------------------------

 (1) Includes amounts deferred under the Company's Retirement Savings Plan in connection with services rendered during the period.
 (2) Pursuant to the terms of incentive bonus plans put into effect by the Compensation Committee, bonuses of $50,000, 40,000, and 26,000 were paid, respectively, to Messrs. Verdery, Dunseith and Sinclair in fiscal 1999. Bonuses of $30,000 and $10,000 were paid to Mr. Verdery in fiscal 1998 and 1997, a bonus of $35,000 was paid to Mr. Dunseith in fiscal 1998, and a bonus of $15,000 was paid to Mr. Sinclair in fiscal 1998.
 (3) For Mr. Verdery, consists of matching Company contributions made pursuant to the Company's Retirement Savings Plan of $2,504, $2,466, and $2,250, respectively, in fiscal 1999, 1998 and 1997; and payment of annual life insurance premiums of $929, $820, and $736, respectively, in fiscal 1999, 1998 and 1997. And, in 1999, transfer of ownership of company car valued at $14,750 to Mr. Verdery. For Mr. Dunseith, consists of matching Company contributions made pursuant to the Company's Retirement Savings Plan of $2,619, $2475, and $0, respectively, in fiscal 1999, 1998 and 1997; and payment of annual life insurance premiums of $805, $673, and $476, respectively, in fiscal 1999, 1998, and 1997. For Mr. Sinclair, consists of matching Company contributions made pursuant to the Company's Retirement Savings Plan of $1,725, $398, and $0, respectively, in fiscal 1999, 1998, and 1997; and payment of annual life insurance premiums of $574, $394, and $0, respectively, in fiscal 1999, 1998, and 1997. Retirement Savings Plan and life insurance benefits reflected for Messrs. Verdery, Dunseith and Sinclair are available to all employees on the same terms under the terms of the Retirement Savings Plan and a single employee group life insurance policy
 (4) Mr. Verdery served as Executive Vice President and Chief Operating Officer from October 1, 1993 through October 1, 1995, at which time he was appointed to the office of President and Chief Executive Officer. On March 10, 1997, he assumed the additional duties of Chairman of the Board of Directors.
 (5) Mr. Dunseith was rehired by the Company on April 30, 1990 and served as Sales Manager, Particulate Director, and Vice President of Business Development. Since July 31, 1997 he has served as Senior Vice President of Operations. Effective April 1, 1999, Mr. Dunseith became Executive Vice President and Chief Operating Officer. Mr. Dunseith is 47 years of age.
 (6) Mr. Sinclair has served the Company in the capacity of Chief Financial Officer since May 19, 1997. Effective April 1, 1999, Mr. Sinclair became Senior Vice President Finance and Administration. Mr. Sinclair is 46 years of age.
 (7) Of the option to purchase 50,000 shares granted to Mr. Verdery in fiscal 1997, 40,000 shares are exercisable within 60 days of June 4, 1999, and an additional 10,000 shares become exercisable on August 2, 2000. Of the option to purchase 49,600 shares granted in fiscal 1999, 9,920 shares are currently exercisable and an additional 9,920 become exercisable on each of March 19, 2000, 2001, 2002, and 2003.
 (8) Of the option to purchase 25,500 shares granted to Mr. Dunseith in fiscal 1997, 20,400 shares are exercisable within 60 days of June 4, 1999, and an additional 5,100 shares become exercisable on August 2, 2000. Of the option to purchase 35,000 shares granted to Mr. Dunseith in fiscal 1998, 14,000 shares are currently exercisable, and an additional 7,000 shares become exercisable on each of September 4, 1999, 2000, and 2001. Of the option to purchase 4,000 shares granted in fiscal 1999, 1,600 shares are currently exercisable and an additional 800 shares become exercisable on each of April 24, 2000, 2001, and 2002. Of the option to purchase 25,000 shares granted in fiscal 1999, 5,000 shares are currently exercisable and an additional 5,000 become exercisable on each of March 19, 2000, 2001, 2002, and 2003.

 (9) Of the option to purchase 25,000 shares granted to Mr. Sinclair in fiscal 1998, 10,000 shares are currently exercisable, and an additional 5,000 shares become exercisable on each of September 4, 1999, 2000, and 2001. Of the option to purchase 25,000 shares granted in fiscal 1999, 5,000 shares are currently exercisable, and an additional 5,000 shares become exercisable on each of March 19, 2000, 2001, 2002, and 2003.


   EMPLOYMENT AND NON-COMPETITION AGREEMENTS

   The Company and Mr. Verdery are parties to an employment agreement dated March 29, 1996 with an initial term expiring March 31, 1997. The initial term is subject to automatic renewal terms of one year each, unless either party to the agreement shall have given written notice not less than ninety (90) days prior to the annual renewal date that they wish to terminate this agreement. Mr. Verdery's agreement provides that in the event of termination or non-renewal of his employment or a change in control, he is entitled to a severance payment equal to his then current annual salary for the unexpired portion, if any, of the current term and one additional year. Under the agreement, Mr. Verdery is bound to a non-competition covenant during the period of such severance payments. Additionally, in the event of a change in control, (i) outstanding options to purchase shares of Common Stock under the Stock Option Plan become exercisable in accordance with the terms of stock option grants made to Mr. Verdery, and (ii) unawarded Company stock under the Long-Term Incentive Plan will be awarded to Mr. Verdery.

   RETIREMENT PLAN

   The Company maintains a noncontributory Retirement Plan for Salaried Employees (the "Retirement Plan") which is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and covers all salaried employees, including executive officers. The Retirement Plan provides for annual payments upon retirement at the normal retirement age (generally age 65). An employee's retirement payment is equal to the sum determined by adding together for each year of service (i) an amount equal to 1.5% of the participant's earnings for the year, plus (ii) 1% of the participant's earnings for each year of service through December 31, 1988 in excess of the social security wage base,
 .65% of the participant's earnings for each year of service from and after January 1, 1989 in excess of his or her covered compensation. For purposes of calculating benefit amounts, "earnings" is defined as the total amount of remuneration paid or accrued for services rendered during each Plan year (but excluding forms of extraordinary service) and "covered compensation" is defined for any Plan year as the average without indexing, of the social security wage base in effect for each calendar year during the prescribed period. Amounts payable are subject to deductions (i) to comply with any limitations imposed by the Code which may be applicable at the time of payment, and (ii) to integrate such amounts with any Social Security benefits to which the employee may be entitled at retirement. Benefits provided under the Retirement Plan are also subject to limitations set forth in Section 415 of the Code. In no event, however, may the retirement payment be less than $17.00 per month multiplied by the number of years (including fractional years) of credited service. The Retirement Plan also provides benefits for employees who are disabled, die, or terminate employment after specified years of credited service.

   Assuming that (1) the maximum compensation limitation for calendar year 1998 set forth in Section 415 of the Code remains the same; (2) the annual compensation for each individual named in the cash compensation table remains the same; (3) the covered compensation remains the same; (4) the current retirement plan formula remains the same; and (5) each individual named in the table continues to work until the normal retirement age of 65, and subject to other limitations set forth in Section 415 and 401 of the Code, the accrued annual benefit under the Retirement Plan would be $54,621 for Mr. Verdery, $72,492 for Mr. Dunseith, and $47,581 for Mr. Sinclair.

                        OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information at March 31, 1999 and for the fiscal year then ended with respect to stock options granted to and exercised by the individuals named in the Summary Compensation table on preceding page.

                                          INDIVIDUAL GRANTS
                       ---------------------------------------------------------
                         NUMBER OF                                                       POTENTIAL
                        SECURITIES  PERCENT OF TOTAL                                 REALIZABLE VALUE
                        UNDERLYING    OPTIONS/SARS                                      AT ASSUMED
                       OPTIONS/SARS    GRANTED TO       EXERCISE OR                ANNUAL RATES OF STOCK
                        GRANTED(1)    EMPLOYEES IN       BASE PRICE   EXPIRATION   PRICE APPRECIATION FOR
NAME                       (#)       FISCAL YEAR(3)     ($/SHARE)(2)     DATE          OPTION TERM(2)
---------------------------------------------------------------------------------------------------------
                                                                                    5% ($)       10% ($)
---------------------------------------------------------------------------------------------------------
E. H. Verdery             49,600          18%              $3.375      3/19/04     $46,376      $102,424
---------------------------------------------------------------------------------------------------------
S. Michael Dunseith        4,000         1.5%               $4.75      4/24/03      $5,240       $11,600
                          25,000         9.2%              $3.375      3/19/04     $23,375       $51,625
---------------------------------------------------------------------------------------------------------
James B. Sinclair         25,000         9.2%              $3.375      3/19/04     $23,375       $51,625
---------------------------------------------------------------------------------------------------------

 (1) Options granted (i) have a five-year term, subject to earlier termination in the event of termination of employment, and (ii) are exercisable immediately to the extent of twenty percent of the shares, with additional shares vesting at the rate of twenty percent per year over the four years following the grant, and
(iii) the exercise price of the options held by the executive officers is the market value of the Company's stock on the day preceding the date of grant.
 (2) The dollar amounts under these columns use the 5% and 10% rates of appreciation prescribed by the Securities and Exchange Commission. The 5% and 10% rates of appreciation would result in per share prices of $4.31 and $5.44 with respect to the options expiring on March 19, 2004 and $6.06 and $7.65 with respect to the options expiring on April 24, 2003. This presentation is determined based upon assumed rates of appreciation and is not intended to forecast possible future appreciation of the price or value of the Company's stock. The actual value, if any, an executive may realize will depend on the actual appreciation, if any, of the price of the Company's stock following option grant.
 (3) During fiscal year 1999, 75,100 options were granted from the Employee Stock Option Plan (old Plan which terminates in November, 1999) and 196,500 options were granted from the 1998 Employee Stock Option Plan (new Plan effective August 1, 1998) for a total of 271,600 options granted in fiscal year 1999.

                                         OPTIONS EXERCISED IN 1999 AND 1999 YEAR-END OPTION VALUES
                     -------------------------------------------------------------------------------------------------
                                                           NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED
                                                        ----------------------------    ------------------------------
                                                                OPTIONS/SARS              IN-THE-MONEY OPTIONS/SARS
                                                            AT 1999 YEAR-END (#)            AT 1999 YEAR-END(1)($)
                                                        ----------------------------    ------------------------------
                     SHARES ACQUIRED      VALUE(2)
NAME                 ON EXERCISE (#)    REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE(3)   UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------
E. H. Verdery              None              0            199,920         49,680           $44,375          $  8,750
----------------------------------------------------------------------------------------------------------------------
S. Michael Dunseith        None              0             67,500         48,500           $32,413          $ 21,526
----------------------------------------------------------------------------------------------------------------------
James B. Sinclair          None              0             15,000         35,000           $ 8,125          $ 12,188
----------------------------------------------------------------------------------------------------------------------

 (1) No executive officer exercised any options during the year ended March 31, 1999.
 (2) Calculated on the basis of the full market value of the underlying securities at the exercise date or year end, as the case may be, minus the exercise price. The closing price of the Common Stock at year end was $3.00 per share. Options are "in-the-money" if the closing price of the Common Stock exceeds the exercise price of the options.
 (3) Exercisable within 60 days of June 4, 1999.


     On April 24, 1998, the Compensation Committee approved the cancellation of the 12,000 shares with an exercise price of $17.00 granted on April 7, 1992 to each of four employees, including S. Michael Dunseith and issued 12,000 new option grants with an exercise price of $4.75 to each of the four employees including S. Michael Dunseith. The decision to approve this cancellation and reissuance followed a review by the Compensation Committee of existing option grants and the recognition that because of a significant decline in the market value of the Company's Common Stock, these particular grants were exercised at prices which substantially exceeded the market value of the Company's Common Stock. The New Options modify the exercise price, reduced the term from ten years to five years, and reduced the vesting period from five years to four years. The Compensation Committee determined that due to this decline in market value, these 1992 Options were significantly less likely to serve their purposes of retaining and motivating the employees who hold such options. The following table provides information with respect to S. Michael Dunseith who is the only individual named in the Summary Compensation Table who participated in this transaction.

                                        TEN YEAR OPTION/SAR REPRICING
-----------------------------------------------------------------------------------------------------
                               NUMBER OF SECURITIES
                                    UNDERLYING          MARKET PRICE OF STOCK     EXERCISE PRICE AT
                               OPTIONS/SARs REPRICED   AT TIME OF REPRICING OR   TIME OF REPRICING OR
NAME                   DATE        OR AMENDED (#)           AMENDMENT ($)            AMENDMENT ($)
-----------------------------------------------------------------------------------------------------
S. Michael Dunseith   4/24/98          4,000                     $4.75                   $17.00
-----------------------------------------------------------------------------------------------------

                                        TEN YEAR OPTION/SAR REPRICING
------------------------------------------------------------------------
                                NEW          LENGTH OF ORIGINAL OPTION
                             EXERCISE        TERM REMAINING AT DATE OF
NAME                         PRICE ($)        REPRICING OR AMENDMENT
------------------------------------------------------------------------
S. Michael Dunseith            $4.75                  3 years
------------------------------------------------------------------------

                                PERFORMANCE GRAPH

   The following graph reflects a comparison of the cumulative total shareholder return (change in stock price plus reinvested dividends) of an initial $100 investment from March 31, 1994 in each of the Company's Common Stock, the Standard & Poor's 500 Composite Stock Price Index (the "Broad Market"), and a peer group selected by the Company (the "Peer Group"). The Peer Group consists of BHA Group Holding, Crown Anderson, Dames Moore GP, EA Engineering, HACH Company, ITEQ, Inc., MFRI, Inc., and the Company. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be indicative of possible future performance of the Company's stock.

                       ENVIRONMENTAL ELEMENTS CORPORATION
                       CUMULATIVE TOTAL STOCKHOLDER RETURN


                                  GRAPHIC HERE



        AS OF      3/94     3/95      3/96      3/97      3/98      3/99
------------------------------------------------------------------------
EEC               100.0    100.0      61.5      65.4     153.8      92.3
------------------------------------------------------------------------
Peer Group        100.0     73.3      76.3      96.7     150.3      76.8
------------------------------------------------------------------------
Broad Market      100.0    112.3     144.8     169.8     247.2     288.6
------------------------------------------------------------------------

   THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS, TOGETHER WITH THE PERFORMANCE GRAPH ON THE PRECEDING PAGE, SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY PRIOR OR SUBSEQUENT FILINGS BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

   COMPENSATION PRINCIPLES FOR EXECUTIVE OFFICERS

   The Compensation Committee provides oversight of policies under which the Company's Chief Executive Officer and other executive officers are compensated.

   The philosophy of the Company is to have a total compensation structure, which compares favorably to the average compensation provided by the Company's principal competition and which reflects the specific objectives of the Company. Variable rather than fixed compensation opportunities are emphasized, and performance achievements that contribute to growth in the value of shareholder stock will be rewarded by bonuses such as will bring total compensation to the highest levels paid by competition.

   In setting executive officer base salaries and target bonuses for fiscal 2000, the Committee considered the recommendations of management, compensation paid to professional peers within the Company's competitors, the Committee's own subjective evaluations of the executive officers, and information compiled by the Company regarding prevailing salaries for executives offered by such competition. Guided by this information, compensation ranges were established and individual executive compensation within these ranges was determined based upon the individual's responsibilities and performance.

   The Company's compensation program for executive officers is comprised of the following key compensation elements:

   1. Annual base salaries for executive officers are positioned conservatively compared to appropriate companies in the air pollution control industry, taking into account such factors as size and geographic location and, with respect to each officer, the individual officer's experience and performance. All employees, including executive officers, are part of the Company's comprehensive structured job rating system. The rate ranges for this system are reviewed annually and revisions, if any, are determined by reference to the appropriate industry-related salary surveys and independent consultants' advice.

   2. Annual bonus incentives for each executive are targeted to produce incentive compensation more attractive than industry norms to reward achievement of the Company's profit plan. Individual award levels reflect the contribution of each executive toward the achievement of these goals. Reward of executives for past performance through such bonus program appropriately places a substantial component of executives' pay at risk based on Company performance as measured by its attainment, or non-attainment, of profit and other goals. In fiscal 1999, bonuses of $50,000, $40,000 and $26,000, respectively, were paid to Mr. Verdery, Mr. Dunseith, and Mr. Sinclair.

   3. Periodically, the Compensation Committee grants stock options to executive officers and other key employees. Such awards are designed to encourage executives to have an equity ownership in the Company and to incentivize such recipients to attain mid- and longer-term increases in shareholder value. Options to purchase 271,600 shares were granted in fiscal 1999 to a number of key employees, of which Mr. Verdery was granted options to purchase 49,600 shares, Mr. Dunseith was granted options to purchase 29,000 shares, and Mr. Sinclair was granted an option to purchase 25,000 shares.

   BASIS OF CHIEF EXECUTIVE OFFICER COMPENSATION

   For the year ended March 31, 1999, Mr. Verdery received total cash compensation of $248,846. Mr. Verdery is a participant in the Company's Stock Option Plan. As with all management and salaried employees, Mr. Verdery's compensation was derived from the Company's job rating system, analysis of industry, competitive practices, consultants' recommendations, his individual performance and the Company's performance.

   On April 24, 1998, the Compensation Committee of the Board of Directors approved a Stock Bonus Plan for Mr. Verdery based on Environmental Elements Corporation's stock price over a three-year period. The terms of this Bonus Plan were that Mr. Verdery would be awarded the 50,000 shares in accordance with the following:

   1. 25,000 shares upon the stock price reaching $7.50 a share and maintaining that level or higher for a period of 90 calendar days.

   2. 25,000 shares upon the stock price reaching $10.00 a share and maintaining that level or higher for a period of 90 calendar days.

   3. Notwithstanding 1 and 2 above, the entire 50,000 shares or any unawarded amount up to the 50,000 shares, whichever is applicable if there is a change in control of Environmental Elements Corporation within three years.

   Upon expiration of the three years or upon termination or death of Mr. Verdery, the Plan will terminate and no further awards will be made.

                            LONG TERM INCENTIVE PLAN
                            AWARD IN LAST FISCAL YEAR

   Pursuant to the terms of a long-term incentive plan (three years) approved by the Compensation Committee, starting April 24, 1998 and terminating April 23, 2001, Mr. Verdery would be awarded 50,000 shares of the Company's stock, based on the price of Environmental Elements Corporation's stock over the above stated three-year period. The stock awards will be made in accordance with the following criteria: (i) 25,000 shares upon the stock price reaching $7.50 a share and maintaining at least that level for a period of 90 calendar days; (ii) 25,000 shares upon the stock price reaching $10.00 a share and maintaining at least that level for a period of 90 calendar days; and (iii) the entire 50,000 shares or any unawarded share up to 50,000 shares, whichever is applicable, will be awarded if there is a change in control of Environmental Elements within the three-year period. Upon expiration of the three years or upon termination or death of Mr. Verdery during such period, this Plan will terminate and no further awards will be made.

                  NUMBER OF SHARES,     PERFORMANCE OR
                   UNITS, OR OTHER     OTHER PERIOD UNTIL
                       RIGHTS            MATURATION OR            ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
NAME                     (#)                PAYOUT                           PRICE-BASED PLANS
-------------------------------------------------------------------------------------------------------------------
                                                            THRESHOLD ($ OR #)   TARGET ($ OR #)   MAXIMUM ($ OR #)
-------------------------------------------------------------------------------------------------------------------
E. H. Verdery          50,000              3 YEARS                   --                 --                 --
-------------------------------------------------------------------------------------------------------------------

                             COMPENSATION COMMITTEE

                               Samuel T. Woodside
                                    Chairman
                                 Richard E. Hug
                                    Barry Koh
                                F. Bradford Smith


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During fiscal 1999, Mr. Hug served on the Board's Compensation Committee. The Company leases office space in its headquarters building to a corporation of which Mr. Hug is a director and shareholder. During the fiscal year ended March 31, 1999, lease payments payable to the Company under the agreement of lease were $132,787. Management believes that the lease is on terms no less favorable to the Company than could have been obtained from an unaffiliated third party.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   See the transaction described under the caption "Compensation Committee Interlocks and Insider Participation" on this page and the restrictive stock agreement described under the caption "Security Ownership" on page 4.

                                     ITEM 2
          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

   Arthur Andersen LLP has served as the Company's independent public accountants since the 1983 fiscal year. The Board of Directors has selected Arthur Andersen LLP to serve as the independent public accountants of the Company for the fiscal year ending March 31, 2000. This selection will be submitted for ratification at the Annual Meeting. Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. In the absence of instruction to the contrary, the shares represented by properly executed proxies will be voted in favor of the selection of Arthur Andersen LLP to serve as independent public accountants.

                                  ANNUAL REPORT

   THE ANNUAL REPORT TO STOCKHOLDERS (INCLUDING FINANCIAL STATEMENTS) FOR THE FISCAL YEAR ENDED MARCH 31, 1999, TOGETHER WITH A COPY OF THE ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT EXCLUSIVE OF EXHIBITS, IS AVAILABLE TO ALL STOCKHOLDERS WITHOUT CHARGE BY WRITTEN REQUEST TO THE OFFICE OF THE SECRETARY. THE COMPANY ADDITIONALLY UNDERTAKES TO PROVIDE STOCKHOLDERS WITH COPIES OF EXHIBITS, AT STOCKHOLDER'S EXPENSE, UPON WRITTEN REQUEST.

                                  OTHER MATTERS

   Management is not aware of any matters to come before the meeting which will require the vote of stockholders other than those matters indicated in the Notice of Meeting and this Proxy Statement. However, if any other matter calling for stockholder action should properly come before the meeting or any adjournments thereof, those persons named as proxies in the enclosed proxy form will vote thereon according to their best judgment.

   COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who hold more than ten percent of the Common Stock of the Company to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based upon review of the copies of such reports, all Section 16(a) filings required of its executive officers, directors and greater than ten percent shareholders for the fiscal years ended March 31, 1999 were made on a timely basis.

   The Company's By-Laws provide that, in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or to propose business for consideration at such meeting, notice must be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. In order for a stockholder to propose director nominations or other business for consideration at the 2000 Annual Meeting, the stockholder must deliver notice to the Secretary between May 2, 2000 and June 1, 2000. All stockholder proposals intended to be presented at the 2000 Annual Meeting must otherwise comply with the rules of the Securities and Exchange Commission for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any stockholder desiring a copy of the Company's By-Laws will be furnished one without charge upon written request to the Secretary.

   Under regulations of the Securities and Exchange Commission, stockholder proposals must be received in writing by the Company on or before February 23, 2000 in order to be considered for inclusion in the proxy material for the 2000 Annual Meeting.

                                           By Order of the Board of Directors,



                                           John C. Nichols, Secretary

Baltimore, Maryland
June 28, 1999

                              ENVIRONMENTAL
                              ELEMENTS
                              C O R P O R A T I O N

      3700 KOPPERS STREET  O  BALTIMORE, MARYLAND 21227  O  (410) 368-7000